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                                                         EXECUTION COUNTERPART



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         SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT




                            Dated as of July 31, 1995



                                     between




                          SENTRY FINANCIAL CORPORATION,
                                    as Lender



                                       and



                        AUTOBOND ACCEPTANCE CORPORATION.
                                   as Borrower




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                              TABLE OF CONTENTS



                                                                          Page
                                                                          ----
ARTICLE I

      DEFINITIONS............................................................1
            Section 1.01.  Certain Defined Terms.............................1
            Section 1.02.  References; Interpretation; Accounting............8

ARTICLE II

      CREDIT LIMIT; DISBURSEMENT AND PAYMENT.................................9
            Section 2.01.  Credit Limit......................................9
            Section 2.02.  Term.............................................10
            Section 2.04.  Interest.........................................11
            Section 2.05.  Prepayment.......................................11
            Section 2.06.  Payments; Repayment..............................11
            Section 2.07.  Taxes............................................12
            Section 2.08.  Evidence of Debt.................................13
            Section 2.09.  Use of Proceeds..................................13
            Section 2.10.  Lender's Fees....................................14
            Section 2.11.  Application of Payments..........................16

ARTICLE III

      SECURITY..............................................................16
            Section 3.01.  Security for Line of Credit......................16
            Section 3.02.  Guarantees.......................................17
            Section 3.03.  Reserve..........................................17
            Section 3.04.  Funding Account..................................18

ARTICLE IV

      CONDITIONS............................................................18
            Section 4.01.  Conditions Precedent to First Advance and
                           First Interim Advance............................18
            Section 4.02.  Conditions Precedent to All Advances.............19
            Section 4.03.  Conditions Precedent to All Interim Advances.....21
            Section 4.04.  Conditions Subsequent............................22

ARTICLE V

      REPRESENTATIONS AND WARRANTIES........................................22
            Section 5.01.  Representations and Warranties of Borrower.......22
            Section 5.02.  Repetition of Representations and Warranties.....25

ARTICLE VI

      COVENANTS.............................................................25
            Section 6.01.  Affirmative Covenants of Borrower................25



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            Section 6.02.  Negative Covenants of Borrower...................27
            Section 6.03.  Financial Covenants..............................28
            Section 6.04.  Reporting Requirements...........................28

ARTICLE VII

      EVENTS OF DEFAULT.....................................................29
            Section 7.01.  Events of Default................................29
            Section 7.02.  No Waiver; Cumulative Remedies...................31
            Section 7.03.  Right of Set-off.................................31

ARTICLE VIII

      INDEMNIFICATION.......................................................32
            Section 8.01.  Expenses.........................................32
            Section 8.02.  Enforcement Expenses.............................32
            Section 8.03.  Indemnity........................................32

ARTICLE IX

      GOVERNING LAW.........................................................33
            Section 9.01.  Governing Law....................................33
            Section 9.02.  Jurisdiction; Immunity...........................33

ARTICLE X

      MISCELLANEOUS.........................................................34
            Section 10.01.  Amendments and Waivers..........................34
            Section 10.02.  Notices.........................................34
            Section 10.03.  Cooperation.....................................34
            Section 10.04.  Amended and Restated............................34
            Section 10.05.  Replacement of Notes............................34
            Section 10.06.  Survival........................................35
            Section 10.07.  No Partnership or Joint Venture.................35
            Section 10.08.  Binding Effect..................................35
            Section 10.09.  Determinations by Lender........................35
            Section 10.10.  Entire Agreement................................35
            Section 10.11.  Execution in Counterparts.......................35
            Section 10.12.  Waiver of Jury..................................36
            Section 10.13.  Usury...........................................36
            Section 10.14.  No Broker.......................................36
            Section 10.15.  Severability....................................37

EXHIBIT A   Form of Draw Down Notice........................................38

EXHIBIT B   Form of Secured Promissory Note.................................39



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      This SECOND AMENDED AND RESTATED SECURED REVOLVING CREDIT AGREEMENT dated as of July 31, 1995 (as amended or modified from time to time, this "Agreement") is made and entered into in Salt Lake City, Utah between AUTOBOND ACCEPTANCE CORPORATION, a Texas corporation formerly known as Auto Bond Acceptance Co. ("Borrower"), and SENTRY FINANCIAL CORPORATION, a Utah corporation ("Lender").

                                    RECITALS

      A. Borrower is in the business of analyzing, originating, purchasing and securitizing sub-prime automobile installment loans (i.e., loans made to individuals who do not qualify for conventional automobile financing), which loans are evidenced by a pre-computed (add-on) or simple interest motor vehicle contract and security agreement or other form of automobile retail installment sale agreement ("Receivables") secured by new and used automobiles and light-duty trucks and all accessions thereto ("Financed Vehicles").

      B. Borrower acquires Receivables from its own origination efforts and from other companies originating Receivables ("Originators"), with the intent of disposing of such Receivables through securitizations or other structures. Borrower and its Affiliates have completed approximately $190,000,000 of securitizations involving Receivables.

      C. Borrower entered into a Secured Revolving Credit Agreement with Lender dated as of August 1, 1994 ("Credit Agreement") whereby Lender established a revolving line of credit ("Line of Credit") with Borrower and Auto Bond, Inc., a Colorado corporation ("ABI") to finance Borrower's origination and purchase of Receivables.

      D. Borrower had requested that Lender (i) increase the Credit Limit to $10,000,000, and (ii) establish a separate line of credit ("Interim Line of Credit") to finance Borrower's day-to-day purchase of Receivables until Borrower is able to finance such Receivables with an Advance from the Line of Credit.

      E. Lender agreed to (i) increase the Credit Limit to $10,000,000; (ii) establish the Interim Line of Credit upon the occurrence of certain events; and
(iii) amend the Credit Agreement and restate it in its entirety pursuant to the terms of that certain Amended and Restated Secured Revolving Credit Agreement dated as of July 31, 1995 ("Amended and Restated Credit Agreement").

      F. Borrower has requested that Lender extend the term of the Line of Credit, and Lender has agreed to such extension and to amend the Amended and Restated Credit Agreement and restate it in its entirety.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein (the legal sufficiency of which is hereby acknowledged) the parties hereby amend the Credit Agreement and restate it in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Certain Defined Terms.

      As used in this Agreement, the following terms shall have the following meanings:

      "Advance Documents" means the Drawdown Notice, Note, Security Agreement Schedule, UCC financing statement and any other document evidencing or relating to an Advance.

      "Affiliate" of a Person means any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of an entity, directly or indirectly, whether through the ownership of voting securities, by contract or
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otherwise, and "controlling" and "controlled" have correlated meanings.

      "Auditor" means Coopers & Lybrand or such other independent public accounting firm acceptable to Lender.

      "Authorized Officer" means any officer of a Person who has been specifically authorized by law, resolution, power of attorney or otherwise to act on behalf of that Person with respect to a particular matter.

      "Average Unused Balance" has the meaning given to it in Section 2.10(b).

      "Bankruptcy Act" has the meaning given to it in Section 7.01(h).

      "Borrower" means Auto Bond Acceptance Co., a Texas corporation, and Auto Bond, Inc., a Colorado corporation. As used herein, "Borrower" shall be deemed to include both entities unless the context otherwise requires.

      "Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks in Utah, Texas and New York are open for business.

      "Class A Interest" means in respect of any Disposition, the class of interest having the most senior rights to the cashflows generated by the Receivables sold in such Disposition. In the Dispositions completed by an Affiliate of Borrower known as "1994-C" and "1994-D", this interest was evidenced by the "Class A Certificates".

      "Class B Interest" means in respect of any Disposition, the class of interest having the rights to the cashflows generated by the Receivables sold in such Disposition which class of interest is subordinate in right to receive payments only to the Class A Interest, and is superior to at least one other level of interest, e.g., the "Class C interest". In the Disposition completed by an Affiliate of Borrower known as "1994-C", this interest was evidenced by the limited partnership interests in Auto Bond Receivables 1994-C, L.P., a Delaware limited partnership, which limited partnership interests were senior in right to receive certain payments to the interest of Auto Bond Receivables Company 1994-C, a Colorado corporation, the general partner of such limited partnership, and owner of the "Class C interest".

      "Class B Discount Rate" means with respect to a Class B Interest, the "cash on cash" return on investment (as reasonably determined by Lender) a purchaser of such Class B Interest is projected to receive based on the actual sales of such Class B interests to Persons who are not an Affiliate of Borrower or Guarantor, or projected sales if there have been no actual sales. The Class B Discount Rate shall not be less than 14.00%.

      "Collateral" means, collectively, the Reserve, the Reserve Account, the Funding Account, the Loss Default Insurance, the Interim Facility Collateral, and the "Collateral" (as defined in the Security Agreement).

      "Commitment Period" has the meaning given to it in Section 2.01(c).

      "Credit Limit" means an amount provided for in Section 2.01(b), which shall be the maximum permitted outstanding amount of all Advances at any one time.

      "Custodian" means Norwest Bank Minnesota, National Association, or such other Person acceptable to Lender.

      "Custodian Agreement" means the Custodian Agreement among Lender, Borrower and the Custodian dated as of August 1, 1994, whereby the Custodian agrees, among other things, to maintain possession of the Receivable Documents for the benefit of Lender.

      "Custodian Documents" means the Custodian Agreement and all documents related thereto.

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      "Default" means any event or occurrence not yet constituting an Event of
Default but which, with the giving of notice or the passage of time or both, would constitute an Event of Default.

      "Delinquency Ratio" means, with respect to each Advance as of a given date, the quotient (expressed as a percentage) of (i) the sum of the outstanding principal amount of each Overdue Receivable acquired with the proceeds of such Advance and are still part of the Collateral, divided by (ii) the outstanding principal amount of such Advance.

      "Disbursement Date" has the meaning given to it in Section 2.03(a).

      "Disposition" means the sale, assignment, securitization or other permanent conveyance or permanent disposition of Receivables by Borrower.

      "Dollars" and the sign "$" each means lawful money of the U.S.

      "Disbursement Date" means, with respect to each Advance, the date for funding by Lender of that Advance specified by Borrower in accordance with
Section 2.03.

      "Drawdown Notice" has the meaning given to it in Section 2.03(a).

      "Early Termination Notice" has the meaning given to it in Section 2.01(d).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including (unless the context otherwise requires) any rules or regulations promulgated thereunder.

      "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is under common control with such Person within the meaning of Section 4001(a)(14) of ERISA.

      "Event of Default" means any of the events specified in Section 7.01.

      "Excess Interest" has the meaning given to it in Section 10.13.

      "Excess Reserve" has the meaning given to it in Section 3.03(d).

      "Financed Vehicle" has the meaning given to it in Recital A.

      "Funding Account" means that certain bank account of Borrower acceptable to Lender.

      "Funding Account Documents" means the documents establishing the Funding Account, granting Lender a first priority security interest in the Funding Account, and the governing the control of the funds deposited therein.

      "GAAP" means generally accepted accounting principles in the U.S. as in effect from time to time.

      "Guarantees" means, collectively (i) the Winsauer Guarantee, and (ii) the Interim Guarantee.

      "Guarantor" means Winsauer.

      "Guarantor Event" means collectively a "Guarantor Event" as such term is defined in any of the Guarantees.

      "Guarantor Obligations" means all of the obligations of Guarantor under the Guarantees.
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      "Government Entity" shall mean and include (i) any national government, political subdivision thereof or local jurisdiction therein; (ii) any board, commission, department, division, organ, instrumentality, court or agency thereof, however constituted; and (iii) any association, organization or institution of which any of the aforesaid is a member or to whose jurisdiction any of the aforesaid is subject or in whose activities any of the aforesaid is a participant.

      "Indebtedness" means, with respect to any Person, any amount payable by that Person as debtor, borrower or guarantor pursuant to an agreement or instrument involving or evidencing money borrowed or received, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase, or pursuant to a lease with substantially the same economic effect as any such agreement or instrument.

      "Insurance Broker" means Intercontinental Brokerage Incorporated or such other insurance broker acceptable to Lender.

      "Insurance Documents" means all policies, certificates and other documents related to the Loss Default Insurance.

      "Insurance Proceeds" means all monies paid pursuant to the Loss Default Insurance.

      "Interest Rate" means the floating rate per annum, compounded monthly equal to the sum of (i) the Prime Rate and (ii) 175 basis points.

      "Interim Advance" has the meaning given to it in Section 2.01(a).

      "Interim Advance Documents" means the Drawdown Notice, Note, Security Agreement Schedule, UCC financing statement and any other document evidencing or relating to an Interim Advance.

      "Interim Credit Limit" means an amount provided for in Section 2.01(b), which shall be the maximum permitted outstanding amount of all Interim Advances at any one time.

      "Interim Facility Collateral" means, collectively, the "Collateral" as defined in any Security Agreement Schedule securing an Interim Advance.

      "Interim Facility Fee" has the meaning given to it in Section 2.10(c).

      "Interim Guarantee" means that certain Guarantee and Waiver (Interim Facility) of Guarantor in favor of Lender of even date herewith.

     "Interim Interest Rate" means the floating rate per annum, compounded monthly equal to the sum of (i) the Prime Rate and (ii) 200 basis points.

      "Interim Line of Credit" has the meaning given to it in Recital E.

      "Interim Loan Amount" means the total outstanding amount owed by Borrower to Lender pursuant to the Interim Advance Documents.

      "Interim Receivables" means all Receivables acquired or financed by Borrower with the proceeds of the Interim Advances, which have not yet been financed by an Advance from the Line of Credit.

      "Lender" shall mean Sentry Financial Corporation, a Utah corporation.

      "Lender Accumulation Account" has the meaning given to it in the Servicing Agreement.



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      "Lender Receivables" means all Receivables acquired or financed by
Borrower with the proceeds of the Line of Credit, and all Interim Receivables.

      "Lien" means, with respect to any asset of any Person, any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, lease, deposit arrangement, charge, encumbrance, lien (statutory or other), claim or right of others under any interchange or pooling agreement, priority or other security agreement or preferential arrangement of any kind or nature whatsoever with respect to such asset (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

      "Line of Credit" shall have the meaning given to it in Recital C.

      "Loan Amount" means, at a given point of time, the total outstanding amount owed by Borrower to Lender pursuant to the Loan Documents.

      "Loan Documents" means, collectively this Agreement, the Security Agreement, the Custodian Documents, the Servicer Documents, the Guarantees, the Funding Account Documents, the Advance Documents, and the Interim Advance Documents.

      "Loss Default Insurance" means Comprehensive Single Interest Policy Number CA4-1000024 issued by Interstate Fire and Casualty Company to Auto Bond Acceptance Co. and providing All Risk Physical Damage Loan Insurance, Instrument Non-Filing Insurance, Confiscation and Skip Insurance and Repossessed Vehicles Insurance, or comparable insurance issued by other insurance companies and upon terms acceptable to Lender.

      "Losses" means any losses, costs, charges, expenses, interest, fees, payments, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions but excludes Taxes.

      "Maturity Date" means, with respect to each Advance or Interim Advance, the earlier to occur of (i) the Takeout Closing Date in respect of such Advance or Interim Advance, or (ii) six months from the first day of calendar month following the Disbursement Date for such Advance or Interim Advance.

      "Moody's" means Moody's Investors Service, Inc.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Non-Utilization Fee" has the meaning given to it in Section 2.10(b).

      "Note" has the meaning given to it in Section 2.08.

      "Obligations" means all of the obligations of Borrower under the Loan Documents.

      "Obligor" means the owner of a Financed Vehicle.

      "Operative Documents" means the Loan Documents, the Receivable Documents, the Receivables Purchase Documents, and the Insurance Documents.

      "Originators" has the meaning given to it in Recital B.

      "Overdue Rate" means a rate equal to 1.50% per month compounded monthly.

      "Overdue Receivable" means a Lender Receivable where any payment due by the Obligor thereof is


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more than 60 days past due. Any Lender Receivable where the Financed Vehicle has been or is in the process of being repossessed and/or remarketed shall be deemed to be an "Overdue Receivable" until such time as (i) all sums due thereunder have been repaid, (ii) the Financed Vehicle has been sold pursuant to the procedures required by the Loss Default Insurance or (iii) Lender has received Insurance Proceeds in respect of such Receivable.

      "Payment" means any amounts paid or payable by Borrower pursuant to any Loan Document.

      "Payment Date" means (i) the 15th day of each calendar month commencing with the calendar month immediately after the month in which the first Disbursement Date occurs, and (ii) each Maturity Date.

      "Payment Period" means, with respect to each Payment Date, (i) the calendar month immediately prior to the month in which such Payment Date occurs, or at the option of Lender, (ii) the period beginning the day after each Payment is received by Lender and ending the day the next Payment is received by Lender.

      "Permitted Liens" means (i) Liens for Taxes, assessments or other governmental charges which are either not delinquent or the validity of which is being contested in good faith by appropriate proceedings and which do not exceed $100,000 in the aggregate, at any time; (ii) statutory Liens of materialmen, mechanics, warehousemen, vendors, carriers or employees or other similar Liens arising in the ordinary course of business and securing obligations which are either not delinquent or the validity of which is being disputed in good faith and which do not exceed $100,000 in the aggregate, at any time; (iii) any judgment Lien unless, within 10 days after the entry thereof the judgment secured thereby shall not have been discharged, vacated, reversed or execution thereof shall not have been stayed pending appeal, or shall not have been discharged, vacated or reversed within 10 days after expiration of any such stay; (iv) any Lien on a Financed Vehicle created by an act or omission of an Obligor, (v) any Liens created by the Loan Documents; and (vi) any Liens created by the WC Loan Documents.

      "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization or association, whether or not legal entities, and governments and agencies and political subdivisions thereof.

      "Plan" means any employee pension benefit plan (other than a Multiemployer
Plan) maintained for employees of Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

      "Prime Rate" for any day means the base rate of interest (expressed as an annual rate) on corporate loans posted by U.S. banks as reasonably determined by Lender based on the Prime Rate as published from time to time in the Wall Street Journal, and the Prime Rate charged to Lender by Lender's funding sources.

      "Receivable Documents" means all documents evidencing or relating to a Receivable other than the Receivables Purchase Agreement, but including, as applicable, the retail installment sale contract, promissory note, security agreement, certificate of title, dealer guarantee of title or application for title and proof of insurance.

      "Receivables" has the meaning given to it in Recital B.

      "Receivable Purchase Agreements" means, in respect of each Advance, (i) where Borrower is the originator of the Target Receivables, the agreement evidencing or relating to Borrower's acquisition of the Target Receivables; and
(ii) where Borrower is not the Originator of the Target Receivables, all documents evidencing or relating to the Originator's acquisition of the Target Receivables and Borrower's acquisition of such Target Receivables from the Originator(s).

      "Receivables Purchase Price" means, in respect of each Advance, the consideration paid by Borrower to acquire the Target Receivables.

      "Receivables Release Amount" means, in respect of a Lender Receivable, an amount (as of a given


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date) equal to the portion of the principal balance of the Advance attributable to such Lender Receivable, plus accrued interest thereon.

      "Required Amount" has the meaning given to it in Section 2.06(a).

      "Requirement of Law" shall mean, as to any Person, the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Reserve" means, in respect of each Advance or Interim Advance, an amount equal to 6% of the original principal amount of each Target Receivable.

      "Reserve Account" means the account established by Lender to hold the Reserve.

      "S&P" means Standard & Poor's Ratings Group.

      "Security Agreement" means the Master Security Agreement dated as of August 1, 1994 between Lender and Borrower.

      "Security Agreement Schedule" means each schedule to the Security
Agreement.

      "Servicer" means CSC Logic/MSA L.L.P. d/b/a Loan Servicing Enterprise, a Texas limited liability partnership, or such other Person acceptable to Lender.

      "Servicer Agreement" means that certain Servicing Agreement dated as of August 1, 1994 among, Borrower, Lender and Servicer.

      "Servicer Documents" means the Servicing Agreement and all other agreements between or among Borrower, a Servicer and any subservicers thereof.

      "SPC" has the meaning given to it in Section 6.01(v).

      "Subsidiary" means, for any Person, any corporation, joint venture, partnership or other entity of which more than 50% of the outstanding voting stock or other equity interest entitled ordinarily to vote in the elections of director or other governing body (however designated) of the Person is owned directly, indirectly or beneficially by such Person.

      "Takeout Closing Date" means, in respect of each Advance, the date the Disposition by Borrower of all or any portion of the Target Receivables is consummated.

      "Target Receivables" means, in respect of each Advance or Interim Advance, the Receivables to be acquired or financed by Borrower with the proceeds of such Advance or Interim Advance.

      "Tax" means all taxes, levies, imports, duties or charges of any nature whatsoever and whether present or future, including without limitation any income, gross receipts, franchise, transfer, sales, use, business, occupation, value added, excise, personal property, real property, stamp, withholding or other taxes imposed by any Government Entity.

      "Term" means, with respect to each Advance or Interim Advance, the meaning given to that term in Section 2.02.

      "Termination Date" means the earlier to occur of (i) December 31, 2000, or
(ii) the date set forth in an


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Early Termination Notice pursuant to the terms of Section 2.01(d).

      "UCC" means the Uniform Commercial Code of Utah as in effect on a given date or, at the option of Lender, any jurisdiction in which a UCC financing statement with Lender as secured party is filed.

      "United States" and "U.S." each means the United States of America.

      "Utilization Fee" has the meaning given to it in Section 2.10(a).

      "Warehouse Facility Fee" has the meaning given to it in Section 2.10(c).

      "WC Loan Documents" has the meaning given to it in the WC Loan Agreement.

      "WC Loan Agreement" means that certain Amended and Restated Secured Working Capital Loan Agreement dated as of July 31, 1995 between Winsauer and Lender.

      "Winsauer" means William O. Winsauer, an individual.

      "Winsauer Guarantee" means that certain Amended and Restated Guarantee and Waiver of Winsauer in favor of Lender of even date herewith.

      "Winsauer Guarantee Release Date" means the date, if any, Lender releases Winsauer from his obligations under the Winsauer Guarantee pursuant to the terms of the Winsauer Guarantee.

      Section 1.02. References; Interpretation; Accounting.

      (a) References. Any references in this Agreement (i) to an Article, a Section, a Schedule or an Exhibit is a reference to an article hereof, a section hereof, a schedule hereto or an exhibit hereto, respectively; and (ii) to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears.

      (b) Interpretation. In this Agreement the singular includes the plural and the plural the singular; "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to something being "acceptable to Lender" or "satisfactory to Lender" shall be deemed to be followed by the words "in its sole discretion"; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications and supplements thereto, but only to the extent such amendments and other modifications and supplements are not prohibited by the terms of this Agreement or any other Loan Document; and references to Persons include their respective permitted successors and assigns.

      (c) Accounting Terms. All references to financial statements, assets, liabilities, income, consolidation, consolidated, net worth and similar accounting items not specifically defined herein mean such financial statements or such items prepared or determined in accordance with GAAP consistently applied and, except where otherwise specified, all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.



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                                  ARTICLE II

                     CREDIT LIMIT; DISBURSEMENT AND PAYMENT

      Section 2.01.  Credit Limit.

      (a)   Commitment to Lend.

            (i) Line of Credit. Lender agrees, on the terms and conditions set forth herein, to make loans to Borrower pursuant to the Line of Credit (each such loan shall hereinafter be referred to as an "Advance") from time to time during the Commitment Period in an aggregate principal amount outstanding at any one time not exceeding the Credit Limit.

            (ii) Interim Line of Credit. Lender agrees, on the terms and conditions set forth herein, to make interim loans to Borrower pursuant to the Interim Line of Credit (each such loan shall hereinafter be referred to as an "Interim Advance") from time to time during the Commitment Period in an aggregate principal amount outstanding at any one time not exceeding the Interim Credit Limit.

      (b)   Amount of Credit Limit.

            (i) Line of Credit. The amount of the Credit Limit shall initially be $10,000,000. Lender shall use its best efforts to locate participants or other third party funding sources to enable Lender to increase the Credit Limit. On or before December 31, 1995, Lender shall have the right to increase the Credit Limit to an amount up to $20,000,000 upon written notice to Borrower. Any increase in the Credit Limit above the amount of the Credit Limit on January 1, 1996 shall be upon the mutual agreement of Borrower and Lender.

            (ii) Interim Line of Credit. The amount of the Interim Credit Limit shall be $750,000. The amount of the Interim Credit Limit may be increased at the sole and absolute discretion of Lender after a request by Borrower.

      (c) Commitment Period. Subject to Section 2.01(d), the Line of Credit and the Interim Line of Credit shall be available to Borrower for a period ("Commitment Period") commencing on the date hereof and expiring on the Termination Date.

      (d) Early Termination. Borrower and Lender each shall have the option to terminate the Commitment Period upon 90 days written notice to the other party ("Early Termination Notice"). The Early Termination Notice shall set forth the date on which the Commitment Period shall terminate, so long as no Early Termination Notice shall be provided by either party prior to July 31, 1998.

      Section 2.02.  Term.

      The "Term" of each Advance or Interim Advance shall mean the period beginning with the applicable Disbursement Date and ending on the Maturity Date for such Advance or Interim Advance.

      Section 2.03.  Notice of Intention and Commitment to Borrow.

      (a) Borrower may request an Advance or an Interim Advance hereunder by delivering to Lender the original or a facsimile of a notice substantially in the form set forth in Exhibit A ("Drawdown Notice"), with all blank spaces appropriately completed, in compliance with Section 2.03(b). The Drawdown Notice must be given to Lender no later than 10:00 a.m. (Salt Lake City time) at least two Business Days before the day Borrower designates therein as the "Disbursement Date". Any Drawdown Notice purported to have been given under this
Section 2.03 that does not arrive by the specified time, that does not have all its blank spaces appropriately completed or does not comply in all respects with this Section 2.03 shall, at the option of Lender, be deemed not to have been given. In addition Borrower shall use its best efforts to provide Lender notice by telephone of the approximate amount of each Advance and the approximate date such Advance will be needed by Borrower no later than three Business Days prior to the anticipated Disbursement Date.

      (b) The Drawdown Notice shall specify whether it is for an Advance or Interim Advance, the Disbursement Date for such Advance or Interim Advance, and the amount of such Advance or Interim Advance. The Disbursement Date so specified must be a Business Day on or before the Termination Date. Each Advance or Interim Advance shall be in an amount equal to the then outstanding principal amount of the Target Receivable to be acquired with the proceeds of such Advance. The aggregate principal amount of any Advance to be made on a Disbursement Date shall be an amount which, when taken together with the Loan Amount (calculated immediately prior to the making of such Advance) does not exceed the Credit Limit. The aggregate principal amount of any Interim Advance to be made on a Disbursement Date shall be an amount which, when taken together with the Interim Loan Amount (calculated immediately prior to the making of such Interim Advance) does not exceed the Interim Credit Limit. Notwithstanding anything herein to the contrary, Lender may, in its sole discretion, make an Advance in excess of the Credit Limit (or an Interim Advance in excess of the Interim Credit Limit), which excess shall be subject to all of the terms and conditions contained herein, and shall be secured by the Collateral, and such excess shall be payable on demand. If Lender makes any Advances or Interim Advances in excess of the Credit Limit, such action shall not establish a course of conduct, past business practice or otherwise obligate Lender to make similar Advances in the future. The giving of a Drawdown Notice as provided in this Section shall constitute Borrower's irrevocable commitment to borrow an amount equal to the specified amount of such Advance (or Interim Advance) on the Disbursement Date, and interest on such Advance (or Interim Advance) shall accrue as of such Disbursement Date whether or not such Advance (or Interim Advance) is disbursed on such Disbursement Date; provided, however, if such Advance (or Interim Advance) is never made the provisions of Section 8.03 shall determine Borrower's liability to Lender.

      (c) The proceeds of all Advances and Interim Advances shall only be paid to the Funding Account. Subject to the conditions set forth herein, Lender shall fund each Advance (or Interim Advance) on the Disbursement Date thereof by wiring an amount equal to such Advance to the Funding Account.

      Section 2.04.  Interest.

      (a) Basic Rate. Except as otherwise expressly provided in Section 2.04(b), interest shall accrue on all Advances at the Interest Rate, and on all Interim Advance at the Interim Interest Rate, from the Disbursement Date of each Advance or Interim Advance, and shall be calculated for each Payment Period on the average outstanding Loan Amount during such Payment Period. Interest shall continue to accrue on all sums owed to Lender until the date payment thereof is received by Lender.

      (b) Interest on Overdue Payments. In the event that any amount of principal of or interest on any Advance, or any other amount payable hereunder, under the Notes or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower agrees to pay (in the case of interest on overdue interest, to the extent permitted by applicable law) interest on such unpaid principal or other amount for each day from the date such amount becomes due until the date such amount is paid in full, payable on demand, at an interest rate per annum equal to the Overdue Rate.

      (c) Computation of Interest. All computations of interest in respect of the Line of Credit shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

      Section 2.05.  Prepayment.

      (a) Borrower shall not prepay all or any portion of the principal amount of any Advance without the prior written consent of Lender in each instance unless: (i) such prepayment is required by Section 2.06 or Section 6.03(b); (ii) such prepayment is in connection with a Disposition of Lender Receivables and 30 days prior written notice of such Disposition has been provided to Lender; or
(iii) such prepayment is in connection with a refinancing of an Advance and 30 days prior written notice of such prepayment has been provided to Lender.

      (b) Borrower may prepay all or any portion of the principal amount of any Interim Advance upon prior written notice to Lender.

      Section 2.06.  Payments; Repayment.

      (a)   Payment Amount.

            (i) Subject to the provisions of Section 2.06(e), on each Payment Date, Borrower shall make a Payment to Lender in an amount ("Required Amount") equal to (1) accrued interest on the Loan Amount for the relevant Payment Period, calculated in accordance with Section 2.04, plus (2) the portion of all monies received by Borrower and/or Servicer, during such Payment Period in respect of the Lender Receivables attributable to the repayment of principal under the Receivable Documents, including amounts attributable to the principal of the Lender Receivables which are received under the Loss Default Insurance or upon liquidation of Financed Vehicles which have been repossessed by Borrower upon default by the Obligors of the related Lender Receivables.

            (ii) In the event Lender elects the Payment Period to be a calendar month, interest on the amount of each Payment for the period beginning on the day after the end of each Payment Period, through the date such Payment is received by Lender, shall be payable within 10 days of the date such Payment is received. The amounts received by Lender shall be applied in accordance with
Section 2.11.

      (b) Place of Payment. Borrower shall make each Payment hereunder and under the Notes without set-off or counterclaim not later than 11:00 A.M. (Salt Lake City time) on each Payment Date to Lender, in Dollars, and in immediately available funds by deposit of such funds in Lender's Account No. 26029678 at First Interstate Bank of Utah, 3776 South Highland Drive, Salt Lake City, UT 84106, A.B.A. Routing No. 124000025 (801) 350-7251, or in such other account as Lender shall from time to time designate by notice to Borrower.

      (c) Due Dates. Whenever any Payment hereunder or under the Notes shall be stated to be due or whenever any other date specified hereunder would otherwise occur on a day other than a Business Day, such Payment shall be made and such other date shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest. Payments received on a date which is not a Payment Date shall be deemed to be received on the next Business Day.

      (d) Increased Payments. The provisions of Section 2.06(a) notwithstanding if a Default or an Event of Default shall have occurred and be continuing, or any Advance has not been repaid in full within 180 days of the Disbursement Date, then the Required Amount of the Payment due on each Payment Date in respect of such Advance shall be an amount equal to the greater of (I) all monies received by Borrower and/or Servicer (less any fees payable to Servicer pursuant to the Servicer Agreement and to the Custodian pursuant to the Custodian Agreement) in respect of the Lender Receivables, Interim Receivables and the Collateral financed by or securing such Advance, or (II) accrued interest on such Advance calculated in accordance with Section 2.04.

      (e)   Repayment.

            (i) Subject to Sections 2.06(e)(ii) and 2.06(e)(iii), on the Maturity Date of each Advance or Interim Advance, Borrower shall repay all amounts owed to Lender with respect to such Advance or Interim Advance.

            (ii) If: (1) at a Takeout Closing Date, the Disposition with respect thereto is for some but not all of the Lender Receivables financed by such Advance; and (2) Borrower increases the amount of the Reserve for such Advance with respect to the Overdue Receivables which are not part of such Disposition on such Takeout Closing Date to an amount acceptable to Lender; then Borrower shall not be required to repay that portion of such Advance attributable to such Overdue Receivables on the Maturity Date; provided, however, such amounts shall be due and payable on the earliest to occur of: (A) the first day of the month following the three month anniversary of such Takeout Closing Date, and (B) the date all Liquidation Proceeds (as defined in the Servicing Agreement) have been received by Lender for all such Lender Receivables. For the avoidance of doubt, this
Section 2.06(e) shall not extend the Maturity Date for any Advance to the extent of Lender Receivables which are not Overdue Receivables on a Takeout Closing Date.

            (iii) Lender agrees to extend the Maturity Date for an Advance for an additional period of up to 30 days if Borrower has provided Lender evidence reasonably acceptable to Lender that a Disposition of the Lender Receivables financed with the proceeds of such Advance is imminent.

      Section 2.07.  Taxes.

      (a) Withholding; Gross-up. Each Payment shall be made without withholding on account of any Taxes; provided, however, if any Taxes are required to be withheld, Borrower shall (i) give notice to that effect to Lender, make the necessary withholding and make timely payment of the amount withheld to the appropriate Government Entity; and (ii) immediately pay any additional amount that may be necessary to ensure that the net amount actually received by Lender free and clear of all Taxes is equal to the amount Lender would have received had no Taxes been withheld. All Taxes so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, Borrower shall promptly pay such amounts to the appropriate Government Entity. If Lender pays any amount in respect of Taxes or any Payment, or penalties or interest thereon, Borrower shall reimburse Lender in Dollars for such payment upon demand together with interest thereon from the date of such demand until the date of reimbursement at the Overdue Rate. Lender shall provide Borrower with a IRS form W-9 upon the written request of Borrower. Anything in this Section 2.07 to the contrary notwithstanding, Borrower shall be under no obligation to pay any Taxes based upon the net income of Lender.

      (b) Stamp Taxes. Borrower shall pay all Taxes with respect to the execution, delivery, acquisition, registration or enforcement of this Agreement, any other Loan Document or any agreement, document or instrument relating hereto along with interest or penalties incurred in connection with any amount required to be paid under this Section 2.07(b).

      (c) Tax Receipts. Within 30 days after payment of any Tax pursuant to this
Section 2.07, Borrower shall furnish to Lender an original or a certified copy of a receipt for payment from the appropriate taxing authority evidencing payment of such Tax, together with such other information and documents as Lender may reasonably request.

      Section 2.08.  Evidence of Debt.

      (a) As additional evidence of the indebtedness of Borrower to Lender resulting from each Advance or Interim Advance, Borrower shall execute a promissory note in substantially the form of Exhibit B hereto, dated the Disbursement Date and with other appropriate insertions and delivered pursuant to Section 4.01 ("Note"). Each Note shall specify whether it evidences an Advance or an Interim Advance.

      (b) The execution and delivery of the Notes shall not limit or reduce in any way the obligations of Borrower under this Agreement, and the rights and claims of Lender under the Notes shall not replace or supersede the rights and claims of Lender hereunder; provided that payment of any part of the principal of a Note, to the extent that such payment if made hereunder would discharge Borrower's obligations hereunder in respect of the payment of the Advance or Interim Advance evidenced by such Note, shall discharge such obligations pro tanto, and the repayment of any principal of the Advance or Interim Advance in accordance with the terms hereof shall discharge the obligations of Borrower under the Note evidencing the Advance or Interim Advance to the extent of such repayment.

      Section 2.09.  Use of Proceeds.

      The proceeds of each Advance or Interim Advance shall be used by Borrower only to pay the

Receivable Purchase Price, the Loss Default Insurance premiums, to make deposits to the Reserve Account required in connection with the Advance, and to pay any reasonable fees to Persons, who are not an Affiliate of Borrower (not to exceed 2% the Receivable Purchase Price) incurred by Borrower in connection with Borrower's acquisition of the Target Receivables. The Receivable Purchase Price for any Target Receivable shall not be less than 88.00% of the then outstanding principal amount of each Receivable unless otherwise approved in writing by Lender.

      Section 2.10.  Lender's Fees

      As additional consideration for Lender entering into this Agreement, Borrower shall pay to Lender the Utilization Fee, the Non-Utilization Fee, the Warehouse Facility Fee and the Interim Facility Fee (as such terms are defined below) during the Commitment Period.

      (a) Utilization Fee. Borrower shall pay Lender a fee ("Utilization Fee") in an amount equal to a percentage per month of the average outstanding balance of the Line of Credit. The percentages to be used to calculate the Utilization Fee are as follows:

                                             Percent of Average
             Amount of Credit Limit          Outstanding Balance
             ----------------------          -------------------
             up to $10,000,000                 0.20834% per month
             $10,000,001 to $20,000,000    0.12500% per month
             $20,000,001 to $50,000,000    0.10417% per month
             $50,000,001 and above         0.08334% per month

During the Commitment Period, the Utilization Fee shall be due and payable by Borrower to Lender on each Payment Date calculated for the Payment Period for such Payment Date. For example, if the Credit Limit was $15,000,000, and the average outstanding balance for the month of October, 1995 was $9,000,000, the amount of the Utilization Fee for October, 1995 would be $18,750(1), which (together with interest at the Interest Rate through the date of receipt by Lender) would be due and payable on November 15, 1995.

      (b)   Non-Utilization Fee.

            (i) Borrower shall pay Lender a fee ("Non-Utilization Fee") in an amount equal to a percentage per quarter of the Average Unused Balance. The "Average Unused Balance" shall be the amount by which the amount of the Credit Limit exceeds the average outstanding balance of the Line of Credit. The percentages to be used to calculate the Non-Utilization Fee are as follows:

             Amount of Credit Limit          Percent of Excess
             ----------------------          -------------------
             up to $10,000,000                 0.62500% per quarter
             $10,000,001 to $30,000,000    0.25000% per quarter
             $30,000,001 to $40,000,000    0.21875% per quarter
             $40,000,001 and above         0.18750% per quarter

During the Commitment Period, the Non-Utilization Fee shall be due and payable with respect to each calendar quarter by Borrower to Lender on the next Payment Date following the end of each such calendar quarter. For example, if the Credit Limit was $32,000,000, and the average outstanding balance for the months of October, November, and December 1995 was $18,000,000, the amount of the Non-Utilization Fee for the fourth quarter

- --------
(1) The calculation would be as follows:

   Average Outstanding Balance for October, 1995 = $9,000,000

   Utilization Fee for October, 1995 is ($9,000,000) x (.0020834) = $18,750.

of 1995 would be $34,375(2), which would be due and payable on January 15, 1996.

            (ii) Borrower shall have the option of paying up to one-half of the Non-Utilization Fee due at the end of each calendar quarter, by execution and delivery of a note, a security agreement and such other documents required by Lender (each in a form acceptable to Lender) which documents shall grant Lender a first priority Lien on an amount of Class B Interests reasonably acceptable to Lender. Interest on such note shall accrue at the Class B Discount Rate for the Class B Interests securing repayment of such note, and such note shall be due and payable 180 days after the date such Non-Utilization Fee was due to be paid.

            (iii) If through no fault of Borrower, Loss Default Insurance is not available to Borrower for a period of 12 consecutive months during the Commitment Period, and the lack of Loss Default Insurance is the sole reason Borrower is unable to satisfy the conditions set forth in Section 4.02 for the making of an Advance, Borrower shall use its best efforts to structure a credit support reasonably acceptable to Lender to replace the Loss Default Insurance. Thereafter, if Borrower and Lender are unable to agree on such a replacement credit support by the end of such twelfth month, and no Default or Event of Default shall have occurred and be continuing, Borrower shall no longer be obligated to pay the Non-Utilization Fee for any period after such twelfth month.

      (c) Warehouse Facility Fee. The "Warehouse Facility Fee" shall be in the amount of $700,000 payable as follows: (1) $500,000 within one Business Day of the date the first Disposition of Receivables is completed by Borrower (or any Affiliate thereof) on or after the date hereof; (2) $100,000 within one Business Day of the date the second Disposition of Receivables is completed by Borrower (or any Affiliate thereof) on or after the date hereof; and (3) $100,000 within one Business Day of the date the third Disposition of Receivables is completed by Borrower (or any Affiliate thereof) on or after the date hereof.

      (d) Interim Facility Fee. Borrower shall pay Lender a fee ("Interim Facility Fee") in the amount of 0.33334% per month of the average outstanding balance of the Interim Line of Credit. The monthly equivalent of the Interim Facility Fee shall be due and payable by Borrower to Lender on each Payment Date with respect to the Payment Period for such Payment Date. For example, if the average outstanding balance on the Interim Line of Credit for the month of November, 1995 was $750,000, the amount of the Interim Facility Fee for November, 1995 would be $2,500(3), which would be due and payable on December 15, 1995.
- --------
      (2) The calculation would be as follows:

            Average Unused Balance for fourth quarter 1995:
                        ($32,000,000 - $18,000,000) = $14,000,000

            Non-Utilization Fee for fourth quarter 1995 based on $14,000,000:

                  ($12,000,000) x (.0025000)=    $30,000
                  ($ 2,000,000) x (.0021875)=    $ 4,375
                                                -------

                   Total Non-Utilization Fee    $34,375

      (3) The calculation would be as follows:

            Average Outstanding Balance for November, 1995 = $750,000

            Interim Facility Fee for November, 1995:
                                     ($750,000) x (.0033334) = $2,500.

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

      Section 2.11.  Application of Payments.

      All amounts received by Lender under the Loan Documents shall from time to time (but no less frequently than each Payment Date provided Servicer has provided all information required by Lender to properly apply such amount) be applied by Lender:

      (a) prior to the occurrence and continuation of a Default or an Event of Default in the following order:

            (i) in payment of any costs, fees, expenses or other amounts then due to Lender under the Loan Documents other than principal of and interest on the Advances or Interim Advances;

            (ii) next the Required Amount to the payment of any interest on and/or principal of any one or more of the Advances or Interim Advances as determined by Lender;

            (iii) next, in payment of any amount due to Servicer or Custodian under the Operative Documents; and

            (iv)  the balance (if any) to Borrower.

      (b) upon the occurrence and continuation of a Default or an Event of Default in the following order:

            (i) in payment of any costs, fees, expenses or other amounts then due to Lender under the Loan Documents other than the principal of and interest on the Advances or Interim Advances;

            (ii) next in payment of any and all interest on and/or principal of any one or more of the Advances or Interim Advances as determined by Lender;

            (iii) next, in payment of any amount due to Servicer or Custodian under the Operative Documents; and

            (iv)  the balance (if any) to Borrower.


                                   ARTICLE III

                                    SECURITY

      Section 3.01.  Security for Line of Credit.

      As security for the payment and performance of the Obligations and the Guarantor Obligations, Borrower shall grant or cause to be granted to Lender a perfected first priority Lien on all of the Collateral (subject only to Permitted Liens), including all of Borrower's right, title and interest in, to and under the Lender Receivables and the other Operative Documents, whether now owned or hereafter acquired. Borrower shall deliver to Lender, in accordance with Section 4.01, the Security Agreement and duly executed by Borrower. Provided no Default or Event of Default shall have occurred and be continuing, and subject to prepayment restriction set forth in Section 2.05, upon receipt by Lender of the Receivable Release Amount in respect of a Lender Receivable after a Disposition of such Lender Receivable, Lender shall promptly execute a UCC termination statement or other documents reasonably required to release Lender's Lien on such Lender Receivable.

      Section 3.02.  Guarantees.

      As additional security for the payment and performance of the Obligations and the Guarantor

Obligations, Borrower shall cause each Guarantor to execute and deliver the appropriate Guarantee to Lender in accordance with Section 4.01(a). Upon the occurrence (if at all), of the conditions of release as set forth in the Winsauer Guarantee, Lender shall release Winsauer from his obligations under the Winsauer Guarantee in accordance with the terms of the Winsauer Guarantee.

      Section 3.03.  Reserve.

      (a) Establishment and Maintenance of Reserve Account. As additional security for the payment and performance of the Obligations and the Guarantor Obligations, Lender shall establish the Reserve Account as a segregated account entitled "Sentry Financial Corporation Auto Bond - Reserve Account," at Key Bank of Utah. The Reserve Account shall be maintained at either Key Bank of Utah or a bank or trust company, the long-term debt obligations of which are rated no less than "A" by S&P or "A2" by Moody's.

      (b) Reserve. Borrower shall deposit or cause to be deposited an amount equal to the Reserve into the Reserve Account on each Disbursement Date. All interest earned on the Reserve shall remain in the Reserve Account and become part of the Reserve. Borrower acknowledges that the Reserve and the Reserve Account are part of the Collateral, and Borrower agrees that the use and application of the Reserve shall, subject to Section 3.03(c), be solely within the discretion of Lender. In the event Lender elects to apply some or all of the Reserve to repay the amounts owed to Lender pursuant to the Loan Documents, Lender shall apply the Reserve in accordance with the provisions of Section 2.11.

      (c) Release of Reserve to Borrower. Provided no Default or Event of Default shall have occurred and be continuing, Lender may, from time to time, release a portion of the Reserve as follows: (i) upon repayment of an Advance, Lender shall, subject to Section 2.06(e)(ii), release that portion of the Reserve held by Lender with respect to such Advance; and (ii) from time to time (but no less frequently than 30 days after the end of each calendar quarter provided Servicer has timely provided all information required by Lender), Lender shall release and pay to Borrower the Excess Reserve. The "Excess Reserve" means at a given point of time, the amount by which the Reserve exceeds 6.00% of the Loan Amount.

      (d) Investment of Funds Deposited in Reserve Account. Lender shall either maintain the Reserve on deposit in the Reserve Account (which shall be interest bearing) or invest and reinvest the Reserve (or any portion thereof) only in Permitted Investments, which Permitted Investments shall mature or be redeemable at the option of Lender at any time. "Permitted Investments" means the following:

            (i) federal funds, certificates of deposit, time deposits and bankers' acceptances with final maturities of one (1) year or less issued by banks or trust companies organized under the laws of the U.S. or any state thereof and having unsecured long-term debt rated "A" or better by S&P or "A2" or better by Moody's; provided, however, that any such certificates of deposit that are rated by both such rating agencies shall be rate "A" or better by S&P and "A2" or better by Moody's;

            (ii) commercial paper of corporations organized under the laws of a jurisdiction within the U.S. maturing not more than two hundred seventy (270) days from the date of issuance thereof and rated "A-1" or better by S&P or "P-1" or better by Moody's without regard to maturity; provided, however, that any such commercial paper that is rated by both such rating agencies shall be rated "A- 1" or better by S&P and "P-1" or better by Moody's;

            (iii) direct obligations (excluding principal-linked securities) issued or unconditionally guaranteed by the U.S. or any agency thereof and maturing within one (1) year from the date of acquisition thereof, and repurchase agreements on such obligations; provided, that the short-term debt rating of the party agreeing to repurchase is at least "A-1" by S&P or "P-1" by Moody's;

            (iv) debt securities (excluding principal-linked securities) or corporations organized under the laws of a jurisdiction within the U.S. (i) with a maturity of one (1) year or less and rated "A" or better by S&P or "A2" or better by Moody's provided, however, that any such debt security that is rated by both such rating agencies shall be rated "A" or better by S&P and "A2" or better by Moody's; and

            (v) securities of money market funds rated at least "AAm" by S&P and "P-1" by Moody's.

      Section 3.04.  Funding Account.

      As additional security for the payment and performance of the Obligations and the Guarantor Obligations, Borrower shall establish the Funding Account and Borrower shall deposit or cause to be deposited all proceeds of the Advances and the Interim Advances into the Funding Account on each Disbursement Date. Borrower acknowledges that the Funding Account is part of the Collateral, and Borrower shall enter into Funding Account Documents (acceptable to Lender) which shall give Lender control of the funds in the Funding Account after an Event of Default.

                                   ARTICLE IV

                                   CONDITIONS

      Section 4.01. Conditions Precedent to First Advance and First Interim Advance.

      The obligation of Lender to make the first Advance after the date hereof, and the first Interim Advance, shall be subject to fulfillment of each of the following conditions to the satisfaction of Lender on or prior to the initial Disbursement Date:

      (a) Loan Documents. A fully executed copy of each of the Loan Documents (each in a form satisfactory to Lender) shall have been delivered to each party thereto, with an executed original delivered to Lender.

      (b) Operative Documents. A fully executed copy of each of the other Operative Documents shall have been delivered to each party thereto, and Lender shall have received a copy of each such Operative Document (other than the Receivable Documents) certified by Borrower as true and correct.

      (c) Accounts. Lender shall have received evidence that the Reserve Account and the Funding Account have each been established with a bank and upon terms acceptable to Lender.

      (d) Corporate Organization and Authority. Lender shall have received the following, in each case in form and substance satisfactory to it:

            (i) a copy of the Articles of Incorporation and of the By-laws of Borrower, certified by the Secretary or an Assistant Secretary of Borrower, and a copy of the resolutions of the board of directors and, if necessary, the shareholders of Borrower, similarly certified, duly authorizing the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents and each other document required to be executed and delivered by Borrower in accordance with the provisions hereof and thereof, together with an incumbency certificate as to the person or persons authorized to execute and deliver said documents on behalf of Borrower;

            (ii) a copy of the resolutions or other authorizing actions of Servicer similarly certified, duly authorizing the execution, delivery and performance by Servicer of the Loan Documents to which it is a party and each other document required to be executed and delivered by Servicer in accordance with the provisions hereof and thereof, together with an incumbency certificate as to the person or persons authorized to execute and deliver said documents on behalf of Servicer;

            (iii) a copy of the resolutions of the board of directors of the Custodian similarly certified, duly authorizing the execution, delivery and performance by the Custodian of the Loan Documents to which it

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

is a party and each other document required to be executed and delivered by the Custodian in accordance with the provisions hereof and thereof, together with an incumbency certificate as to the person or persons authorized to execute and deliver said documents on behalf of the Custodian; and

            (iv) any other corporate or partnership documents from other parties involved in the transactions contemplated by the Loan Documents as requested by Lender.

      (e) Opinions of Counsel. Lender shall have received the following opinions of counsel each in a form acceptable to Lender and its counsel:

            (i) The opinion of Kirkley, Schmidt & Cotten as local Texas counsel to Borrower; and

            (ii) such other opinions of counsel to other parties as requested by Lender.

      Section 4.02. Conditions Precedent to All Advances.

      The obligation of Lender to make any Advance (including the first Advance) shall be subject to fulfillment of each of the following conditions to the satisfaction of Lender on or prior to the Disbursement Date for such Advance:

      (a) Representations and Warranties. The representations and warranties of Borrower contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the Disbursement Date as though made on and as of such date; and Lender shall have received a certificate executed by an Authorized Officer of Borrower certifying to the truth and accuracy of the foregoing dated as of such Disbursement Date.

      (b) No Default. On the Disbursement Date (I) each of the Operative Documents shall be in full force and effect, (II) no Default or Event of Default shall have occurred and be continuing hereunder or under the other Operative Documents, or shall result from the making of the Advance; and Lender shall have received a certificate executed by an Authorized Officer of Borrower certifying to the truth and accuracy of the foregoing dated as of such Disbursement Date.

      (c) Advance Documents. A fully executed copy of each of the Advance Documents shall have been delivered to each party thereto, with an executed original delivered to Lender.

      (d) Operative Documents. A fully executed copy of each new Operative Document shall have been delivered to each party thereto, and Lender shall have received a copy of each such Operative Document (other than the Receivable Documents) certified by Borrower as true and correct.

      (e) Receivable Purchase Agreements. Borrower shall have performed all of its obligations under the Receivable Purchase Agreement(s) due to be performed on or prior to such date, and Lender shall have confirmation that upon funding of the Advance, Borrower shall have paid all sums due to the seller thereunder, such seller retains no interest in the Target Receivables and none of the proceeds of such Advance are to be paid to Borrower or any Affiliate of Borrower except as expressly contemplated by Section 2.09.

      (f) Receivable Documents. Lender shall have received evidence that (I) Custodian has in its possession the sole original of each Receivable Document (other than the title or application of title); (II) the Custodian is maintaining possession of such Receivable Documents for Lender's benefit pursuant to the Custodian Agreement, (III) each such document has been properly completed on a form approved by Lender, validly executed and is enforceable in accordance with its terms, and (IV) none of the payments due by Obligor under the Receivable Documents is past due by more than 30 days.

      (g) Reserve. Lender shall have received evidence that, simultaneously with the funding of such Advance, Borrower will deposit or cause to be deposited the Reserve in the Reserve Account.

      (h) Collateral. Lender shall have received evidence that (A) UCC financing statements have been filed or registered with the appropriate governmental offices with respect to the Collateral; and (B) any other actions which are necessary to perfect a Lien on Collateral have been taken, all establishing the first priority Lien of Lender in the Collateral.

      (i) Use of Proceeds. Lender shall have received evidence that the proceeds of the Advance are to be used solely to (I) pay or reimburse Borrower for the purchase price of the Target Receivables (II) pay the Loss Default Insurance premiums for such Target Receivables, and (III) make deposits to the Reserve Account required in connection with the Advance.

      (j) Insurance. Lender shall have received (I) evidence that the Loss Default Insurance required under Section 6.01(j) has been obtained, is in full force and effect, has been collaterally assigned to Lender as additional security for the Advance, and (II) a letter of undertaking from the Insurance Broker in a form acceptable to Lender. In the event the Loss Default Insurance is no longer available to Borrower, Lender agrees that Borrower may satisfy this condition with a comparable credit support from a Person, upon terms and in a form acceptable to Lender.

      (k) Auditor's Report. Lender shall have received a written report from Auditor in a form acceptable to Lender.

      (l) Servicer Certificate. Lender shall have received a certificate from the Servicer in the form of Exhibit B to the Servicing Agreement.

      (m) Registration; Title. Lender shall have received from Auditor evidence that (i) there shall have been delivered to the Custodian with respect to each such Financed Vehicle either an original certificate of title or original guarantee of title or copy of application for title, (ii) each Financed Vehicle securing a Target Receivable is registered or is in the process of being registered with the motor vehicle authority of the state where the related Obligor resides, and (iii) upon the completion of such registration the Obligor for each Target Receivable is or will be the registered owner and Auto Bond Acceptance Co. (or such other Originator of the Target Receivable) is or will be the lienholder of the relevant Financed Vehicle.

      (n) Releases of Prior Liens. Lender shall have received a copy of the release of all Liens against the Collateral (other than the Financed Vehicles) and such other documents as Lender may require in connection with the termination of any and all Liens affecting the Collateral other than Permitted Liens.

      (o) Approval of Agreements. Lender shall have consented in writing to the form and substance of each of the Operative Documents.

      (p) Corporate Organization and Authority. Lender shall have received an incumbency certificate as to the person or persons authorized to execute and deliver the Advance Documents on behalf of Borrower, and such other related documentation as reasonably requested by Lender.

      (q) Ownership of Receivables. Lender shall have received evidence to the effect that, concurrently with the Disbursement Date, Borrower has (or immediately upon disbursement of the proceeds of the Advance, will have) good and marketable title to the Target Receivables to be acquired with the proceeds of the Advance free and clear of Liens, except for Permitted Liens.

      (r) Agent for Service of Process. Lender shall have received evidence to the effect that the irrevocable appointments of Borrower's agent for service of process pursuant to Section 9.02(c) shall be in full force and effect.

      (s) Other Indebtedness. As of the Disbursement Date, neither Borrower nor Guarantor shall have failed (i) to pay any Indebtedness in excess of $250,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall

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

continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or a mandatory prepayment), prior to the stated maturity thereof.

      (t) No Change. Nothing shall have occurred which materially and adversely has affected or may affect the ability of Borrower or any other party to the Loan Documents to carry on its business and to perform its obligations under such Loan Documents.

      (u) Amount of Advance. The amount of such Advance shall not be less than 65.00% of the outstanding principal amount of the Interim Line of Credit on the Disbursement Date.

      (w) Other Documents. Lender shall have received such other documents, opinions of counsel, instruments, certificates, Lien releases, and assurances relating to the making of the Advance, and all proceedings in connection with the transactions contemplated by the Operative Documents, as Lender may reasonably request in form and substance satisfactory to Lender and its counsel.

      Section 4.03.  Conditions Precedent to All Interim Advances.

      The obligation of Lender to make any Interim Advance (including the first Interim Advance) shall be subject to fulfillment of each of the conditions set forth in Section 4.02 (other than conditions 4.02(f), 4.02(k), 4.02(l), and 4.02(m), ) to the satisfaction of Lender on or prior to the Disbursement Date for such Interim Advance, with all references in Section 4.02 to "Advances" being deemed to be references to "Interim Advances" as determined by Lender.

      Section 4.04. Conditions Subsequent.

      Within 135 days of each Disbursement Date, Borrower shall provide evidence to Lender that the Custodian has received the original certificates of title to the Financed Vehicles securing the Target Receivables and that such certificates of title show the appropriate Obligor as the owner of the Financed Vehicle and Auto Bond Acceptance Co. (or such other originator of the Target Receivables) as the first lienholder.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

      Section 5.01. Representations and Warranties of Borrower.

      Borrower represents and warrants to Lender as follows:

      (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is qualified to do business and is in good standing in each jurisdiction in which such qualification is required in view of its business and operations or the ownership of its properties, and has all requisite corporate power and authority to own its own assets and carry on its business and to execute and deliver and perform its obligations under each of the Operative Documents to which Borrower is a party.

      (b) Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of its obligations under each of the Operative Documents to which Borrower is a party, and all other documents to be executed and delivered in connection therewith, and such action does not and will not

(i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or the like affecting Borrower or any provision of the articles of incorporation or by-laws of Borrower, (ii) result in a breach of or constitute a default under any indenture, loan agreement, lease, instrument or other contract to which Borrower is a party or by which it or its properties may be bound or affected or (iii) require the approval of or notice to any creditor of Borrower.

      (c) No authorization, consent, approval, license, exemption of or filing or registration with any court or Government Entity is required for the due execution, delivery or performance by Borrower of any of the Operative Documents to which Borrower is a party, except for filing of UCC financing statements and the filing of applications for title to the Financed Vehicles securing the Target Receivables.

      (d) Each of the Operative Documents to which Borrower is a party is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

      (e) The Receivable Documents delivered to the Custodian constitute all of the documents evidencing the Target Receivables and no money is owed to the seller of the Target Receivables in respect of Borrower's acquisition of the Target Receivables.

      (f) At the time of Borrower's acquisition thereof, none of the payments due by any Obligor under any Receivable Document evidencing a Target Receivable is more than 30 days past due unless express written notice thereof has been provided to Lender.

      (g) A certified copy of all the Operative Documents (other than the Loan Documents and the Receivable Documents) has been delivered to Lender.

      (h) Each of the Operative Documents to which Borrower is a party, and each of the Receivable Documents, comply with all applicable laws, including federal and state "truth-in-lending" laws.

      (i) (I) The obligations of Borrower under each of the Loan Documents to which it is a party are not subordinated in priority of payment to any other Indebtedness of Borrower; (II) there is no Lien upon or with respect to any of the properties or income of Borrower which secures Indebtedness of any Person except as contemplated in the Loan Documents and except for Liens permitted under Section 6.02(b) hereof.

      (j) There are no pending or, to the best of Borrower's knowledge, threatened actions, suits or proceedings before any court or governmental agency, arbitrator or instrumentality affecting Borrower (or Guarantor), which if adversely determined will materially and adversely affect Borrower's ability (or Guarantor's ability) to perform the Obligations (or the Guarantor Obligations).

      (k) As of the date hereof, all of the outstanding shares of capital stock of Borrower are owned by Winsauer and all of such shares are validly issued, fully paid and nonassessable. No securities convertible into or exchangeable for any shares of capital stock of Borrower or any options, warrants or other rights to purchase or otherwise acquire any shares of capital stock of Borrower are outstanding.

      (l) Neither Borrower nor any ERISA Affiliate of Borrower is in violation of any applicable rules relating to any Plan or Multiemployer Plan to which it is a party.

      (m) Borrower is not in material default under any contract, lease, agreement, judgment, decree or order to which it is a party or by which it or its properties may be bound unless written notice thereof has been provided to Lender, which notice shall include details related thereto reasonably acceptable to Lender.

      (n) Borrower and all Affiliates of Borrower have duly filed all tax and information returns required to be filed with respect to Borrower and its Affiliates, and have paid all taxes and other charges shown thereon to be due and payable. Neither this Agreement nor any other Loan Document nor any filing required or permitted hereunder or thereunder is subject to any registration tax, stamp duty or similar tax.

      (o) Borrower (or the Person granting a Lien on any Collateral) has good and marketable title to the Collateral. The Liens granted under the Loan Documents, upon filing of UCC financing statements with the appropriate governmental offices, shall be valid and perfected first priority Liens on the Collateral (other than the Financed Vehicles), subject only to Permitted Liens. Upon filing of the application for title thereof listing Borrower as the "lienholder", the Receivable Documents create a valid and perfected first priority Lien on each Financed Vehicle.

      (p) The principal place of business and chief executive office of Borrower is located at the address specified for Borrower on the signature page hereof. Borrower does not conduct its business under any trade names or trade styles, except as disclosed to Lender.

      (q) All written information given by Borrower to Lender in relation to this Agreement or any of the other Operative Documents is accurate and complete with respect to the information purported to be set forth therein, and does not omit any fact which would be necessary to make any statement or representation or warranty contained herein or therein not materially misleading.

      (r) In any proceedings in relation to any Operative Document, Borrower will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process.

      (s) In any proceedings in relation to any Loan Document which is expressed to be governed by Utah law, under the laws of Texas in force at the date hereof the choice of Utah law as the governing law of such agreement will be recognized and Utah law will be applied.

      (t) It is not necessary or advisable that this Agreement or any other Loan Document or Operative Document or particulars thereof be filed, recorded, or registered with any court or Government Entity, other than UCC-1 financing statements filed with the Secretary of State of Texas against the Collateral, and certificates of title with respect to the Financed Vehicles.

      (u) All acts, conditions and things required to be done, fulfilled and performed in order to enable Borrower lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in each Operative Document to which it is a party have been done, fulfilled, and performed.

      (w) Neither Borrower, nor any Affiliate of Borrower, shall receive (directly or indirectly) any of the proceeds of any Advance or Interim Advance except as expressly contemplated by Section 2.09 hereof.

      (x) Borrower's audited financial statements dated March 31, 1995 covering the period from September 1, 1994, through March 31, 1995, heretofore delivered to Lender, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly and accurately present the financial condition of Borrower as of that date and the results of its operations for that period subject to normal year end adjustments.

      (y) There has been no material adverse change since March 31, 1995 in the financial condition of Borrower or in Borrower's ability to perform its obligations under the Operative Documents to which Borrower is a party.

      (z) None of the transactions contemplated in this Agreement including the borrowings hereunder and the use of the proceeds thereof (but excluding any assignments or participations of any Advance by Lender), will violate or result in a violation of any provision of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (or any regulations issued pursuant thereto).

      (aa) As of the date hereof, all matters stated in the Recitals to this Agreement are true and correct.

      Section 5.02.  Repetition of Representations and Warranties.

      Each representation and warranty set forth in Section 5.01 shall (unless otherwise set forth therein) be deemed to be made as of the first Disbursement Date, and repeated on each subsequent Disbursement Date and on each Payment Date as if made on and as of that date.

                                   ARTICLE VI

                                    COVENANTS

      Section 6.01. Affirmative Covenants of Borrower.

      So long as any Advance or Interim Advance or any other amount payable by Borrower under this Agreement or any other Loan Document shall remain unpaid, Borrower shall:

      (a) Preservation of Existence, Etc. (I) Maintain and preserve its corporate existence, and (II) its rights to transact business and all other rights, franchises and privileges necessary or desirable for the normal course of its business and operations and the ownership of its properties and the performance of its obligations under the Loan Documents, including all certificates, consents, approvals, licenses and authorizations of any Governmental Entity.

      (b) Payment of Taxes, Etc. Pay and discharge all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any of the properties of Borrower except to the extent such Taxes, assessments, governmental charges or levies or claims are being contested in good faith and do not exceed $100,000 in the aggregate at any time.

      (c) Compliance with Laws, Etc. Comply in all respects with the requirements of all applicable laws, rules, regulations and orders of any Government Entity and (except to the extent inconsistent with Borrower's obligations hereunder) the terms of any indenture, contract or other instrument to which it is a party or under which it or its properties may be bound, where the failure to comply would have a materially adverse effect on Borrower's ability to perform the Obligations or Guarantor's ability to perform the Guarantor Obligations.

      (d) Inspection Rights. At any reasonable time and from time to time upon reasonable prior notice, permit Lender or any of its respective agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, Borrower and discuss the business affairs, finances and accounts of Borrower with any of its officers, employees or accountants.

      (e) Keeping of Records and Books of Account. Keep adequate records and books of account in which complete entries will be made according to GAAP consistently applied, reflecting all financial transactions of Borrower. Such records and books of account shall be kept in accordance with applicable rules and regulations of any Governmental Entity or regulatory authority having jurisdiction over Borrower or the transactions contemplated by this Agreement.

      (f) Receivable Reports. Provide or cause to be provided to Lender reports from the Servicer (or Borrower or otherwise) describing (i) the payments made by the Obligors in respect of the Lender Receivables and (ii) such other information from time to time requested by Lender.

      (g) Pari Passu. Ensure that at all times its obligations under this Agreement are not subordinated to its obligations owed to all its unsecured creditors except those whose claims are given preferred status by any bankruptcy, insolvency or other similar laws of general application.

      (h) Change of Chief Executive Office. Give Lender at least 30 days' prior written notice of any change in the location of the principal place of business or chief executive office of Borrower; provided, however, that no change of Borrower's principal place of business or chief executive office shall be made if such change will affect Lender's ability to preserve the rights and Lien status created under the Loan Documents.

      (i) Notices. Deliver to Lender promptly upon receipt thereof by Borrower a copy of all notices received by Borrower from any Government Entity or any other party which could reasonably materially and adversely affect the value of the Collateral (taken as a whole).

      (j) Insurance. (i) Maintain the Loss Default Insurance with respect to all Lender Receivables, (ii) use its best efforts to maintain the Loss Default Insurance (or a similar policy acceptable to Lender) with companies and upon terms satisfactory to Lender for all future Lender Receivables; (iii) deliver to Lender a monthly report of all claims made against the Loss Default Insurance by or on behalf of Borrower; and (iv) ensure that all requirements of the Loss Default Insurance are complied with.

      (k) Enforcement of Operative Agreements. (i) Fulfill or perform all conditions and covenants of the Loan Documents to be fulfilled or performed by Borrower, (ii) enforce the fulfillment or performance of all conditions and covenants of the other Operative Documents where the failure to do so could reasonably materially reduce the value of the Collateral (taken as a whole), and
(iii) deliver to Lender promptly upon receipt thereof a copy of all notices and upon the request of Lender all reports delivered by or to Borrower pursuant to the Operative Documents (other than the Receivable Documents).

      (l) Consents. Obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorizations, approvals, licenses and consents required by all applicable laws and regulations to enable it lawfully to enter into and perform its obligations under each of the Operative Documents or to ensure the legality, validity, priority, or enforceability against Borrower of each of the Operative Documents.

      (m) Security. Ensure that all filings and other acts necessary to perfect and maintain Lender's first priority Lien on the Collateral are properly completed, and Lender's Lien on the Collateral is maintained and perfected in such manner as Lender may reasonably require.

      (n) Lender Accumulation Account. Borrower shall cause all payments made by the Obligors of all Lender Receivables to be deposited directly into the Lender Accumulation Account.

      (o) Receivable Documents. Within 5 Business Days of receipt of Lender's written request therefor, provide Lender with the original of or a copy of any Receivable Document.

      (p) Further Assurances and Additional Acts. (i) Execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as Lender shall reasonably deem necessary or appropriate to effectuate the purposes of the Loan Documents, (ii) promptly obtain from time to time and maintain in full force and effect at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable Borrower to comply with its obligations under the Operative Documents, and all other documents made and delivered, or to be made and delivered, pursuant thereto, and (iii) promptly provide Lender with evidence of the foregoing satisfactory in form and substance to Lender.

      (q) Use of Proceeds of Advance. Use the proceeds of each Advance only in a manner expressly permitted by Section 2.09 hereof.

      (r) Servicer. If Servicer shall fail in a material respect to perform any of its obligations under any of the Servicer Documents: (i) use its best efforts to cause such failure to be remedied as soon as possible, and (ii) if such failure is not remedied within 10 days after written notice thereof shall have been given to Borrower by Lender, replace Servicer with another servicer (performing the same duties as Servicer) acceptable to Lender within 45 days of Borrower's receipt of such notice.

      (s) Custodian. If Custodian shall fail in a material respect to perform any of its obligations under any of the Custodian Documents: (i) use its best efforts to cause such failure to be remedied as soon as possible, and (ii) if such failure is not remedied within 10 days after written notice thereof shall have been given to Borrower by Lender, replace Custodian with another custodian (performing the same duties as Custodian) acceptable to Lender within 45 days of Borrower's receipt of such notice.

      (t) Winsauer. Ensure that Winsauer remains actively involved in the management of the business affairs of Borrower, and owns a significant percentage of the stock of Borrower, both as reasonably determined by Lender.

      (u) Ownership of Borrower. Notify Lender of any change in the ownership of the outstanding shares of capital stock of Borrower, and the issuance of any securities convertible into or exchangeable for any shares of capital stock of Borrower or any options, warrants or other rights to purchase or otherwise acquire any shares of capital stock of Borrower are outstanding.

      (v) Special Purpose Borrower. Upon written notice to Borrower, cause a Person to be formed as an Affiliate of Borrower ("SPC"), whose sole legal purpose shall be to purchase Target Receivables financed by the Line of Credit, effect Dispositions of such Receivables, and such other matters related thereto but approved by Lender. Borrower shall cause SPC to enter into documents approved by Lender, reasonably acceptable to Borrower, and substantially similar to the Loan Documents, except that such documents shall prohibit SPC from conducting any business other than as described in the prior sentence. The type of entity which SPC shall be, and the form and substance of the organizational documents of SPC, shall both be acceptable to Lender, and include provisions required by Lender limiting SPC's right to file for protection under the Bankruptcy Act without the consent of a Person approved by Lender. Borrower shall comply with all of the requirements of this Section 6.01(v) or cause such requirements to be complied with, within 30 days of Borrower's receipt of Lender's written notice with respect thereto.

      Section 6.02. Negative Covenants of Borrower.

      So long as any Advance or Interim Advance or any other amount payable by Borrower under this Agreement or any other Loan Document shall remain unpaid, Borrower shall not, except with the prior written consent of Lender (which consent shall not be unreasonably withheld):

      (a) Additional Indebtedness. Create, incur, assume or suffer to exist any Indebtedness which ranks in priority of payment greater than pari passu with the Obligation, other than Indebtedness of Borrower to Lender under the Loan Documents and Indebtedness of Borrower to a Person secured by one or more assets of Borrower other than the Collateral.

      (b) Liens; Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired, or assign any right to receive income other than (i) Liens in favor of Lender to secure Indebtedness to Lender under the Loan Documents, (ii) Permitted Liens, and (iii) Liens consented to in writing by Lender.

      (c) Fundamental Changes. (i) Engage in any business activities other than origination, acquisition, servicing and securitization of Receivables, (ii) transfer the origination, servicing, collection or other similar activities related to the Lender Receivables to another Person, or (iii) merge or consolidate with, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or, except as expressly contemplated by this Agreement, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person.

      (d) Distributions, Etc. During the continuance of a Default or Event of Default, declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock, or options or other rights in respect thereof, now or hereafter outstanding, or make any distribution of assets to its stockholders as such.

      (e) Amendment of Operative Documents. Amend, modify or waive any provision of, or release, surrender, cancel or terminate any of the Operative Documents (other than the Receivable Documents or the Receivable Purchase Documents) or consent to any of the foregoing.

      (f) Funding Account. Use the funds on deposit in the Funding Account only in a manner expressly permitted by Section 2.09. Borrower shall not deposit any funds in the Funding Account other than the proceeds of the Advances and the Interim Advances, or otherwise commingle any other funds with the funds on deposit in the Funding Account.

      (g) Interim Receivables. Finance any Interim Receivable with any Person other than Lender, except pursuant to a Disposition of Interim Receivables.

      Section 6.03. Financial Covenants.

      (a) So long as any Advance or Interim Advance or any other amount payable by Borrower under this Agreement or any other Loan Document shall remain unpaid, Borrower will maintain a positive net worth and a positive balance in cash and cash equivalents.

      (b) If at the end of a Payment Period the Delinquency Ratio for any Advance is (i) 25% or higher, but less than 50%, Borrower shall, within 5 days of receipt of notice thereof, cause the Reserve for such Advance to be increased to an amount equal to 9% of the outstanding principal balance of such Advance; and (ii) 50% or higher, Borrower shall, within 5 days of receipt of notice thereof, repay such Advance together with any interest due thereon.

      Section 6.04. Reporting Requirements.

      So long as any Advance or Interim Advance or any other amount payable by Borrower under this Agreement or any other Loan Document shall remain unpaid, Borrower shall furnish to Lender:

      (a) Quarterly Financial Statements and Reports of Borrower. As soon as available and in any event not later than 45 days after the end of each fiscal quarter, financial statements of Borrower as of the end of such quarter, including balance sheets and income statements, prepared without footnotes and subject to normal year-end adjustments but otherwise in accordance with GAAP consistently applied, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year (if applicable), all in reasonable detail, together with a certificate of an Authorized Officer of Borrower stating that such Authorized Officer has no knowledge that any Event of Default, or Default, has occurred, and if such Event of Default or Default has occurred and is continuing, indicating the nature thereof and the action which Borrower proposes to take with respect thereto.

      (b) Annual Financial Statements. (i) As soon as available and in any event not later than 120 days after the end of each fiscal year of Borrower, a duplicate original of the annual audited financial statements for such year for Borrower, including balance sheets and income statements, all in reasonable detail, together with a certificate of an Authorized Officer of Borrower as having been audited by a public accounting firm acceptable to Lender in accordance with GAAP consistently applied and stating that such Authorized Officer has no knowledge that any Event of Default, or Default has occurred or, if such Event of Default or Default has occurred and is continuing, indicating the nature thereof and the action which Borrower proposes to take with respect thereto; and (ii) promptly after filing with the Internal Revenue Service, a copy of the tax return for

Borrower.

      (c) Notice of Default. As soon as possible after the occurrence of any Event of Default or Default, a statement of the chief financial officer or other Authorized Officer of Borrower setting forth details of such Event of Default or Default and the action which Borrower proposes to take with respect thereto.

      (d) Notice of Litigation. Promptly, and in any event within ten Business Days after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental agency, arbitrator or instrumentality affecting Borrower which if adversely decided may have a material adverse effect on the financial condition, properties or operations of Borrower.

      (e) Funding Account. (i) A copy of each bank statement for the Funding Account within 5 days of Borrower's receipt thereof, and (ii) a copy of any and all canceled checks for the Funding Account promptly upon Lender's request therefor, but in all events within 10 Business Days of Lender's request therefor.

      (f) Compliance Certificate. Upon the written request of Lender, promptly provide Lender with a certificate as to whether any Default or Event of Default has occurred and is continuing.

      (g) Other Information. Such other information respecting the business or properties, or the condition, financial or otherwise, of Borrower as Lender may from time to time reasonably request.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

      Section 7.01. Events of Default.

      If any of the following events (each an "Event of Default") shall occur and be continuing during the term of this Agreement:

      (a) Borrower shall fail to pay any amount of principal of or interest on any Advance or any Note when due, or Borrower shall fail to pay within ten days of the due date any other amount payable by Borrower hereunder or under any of the other Loan Documents; or

      (b) Any representation or warranty by Borrower (or any of its respective officers) in this Agreement, any other Loan Document or any certificate or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

      (c) Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in the Security Agreement or the Assignment, or contained in subsections (a)(I), (g), or (h) of Section 6.01,
Section 6.02 or Section 6.03(b) of this Agreement; or

      (d) Any representation or warranty by Guarantor in any of the Guarantees shall be or prove to have been incorrect in any material respect when made or deemed made; or

      (e) Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to Borrower by Lender (other than those referred to in subsections (a), (b) or (c) of this Section 7.01 for which there shall be no grace period); or

      (f) A Guarantor Event shall occur, or Guarantor shall fail in any material respect to perform or observe any term, covenant or agreement contained in any of the Guarantees or in any other Operative

Document to which Guarantor is a party, and any such failure shall remain unremedied for 5 days after written notice thereof shall have been given to Borrower by Lender; or

      (g) Borrower shall fail (i) to pay any Indebtedness in excess of $250,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

      (h) Borrower or Guarantor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Borrower or Guarantor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978 (as amended from time to time, the "Bankruptcy Act") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Borrower or Guarantor pursuant to the Bankruptcy Act or any such other state or federal law; or any order for relief shall be entered against Borrower or Guarantor in any involuntary proceeding under the Bankruptcy Act or any such other state or federal law, or Borrower or Guarantor shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Borrower's or Guarantor's property, or shall take any action to authorize any of the actions set forth above in this subsection (g); or an involuntary petition seeking any of the relief specified in this subsection (g) shall be filed against Borrower or Guarantor and shall not be dismissed or stayed within 60 days; or

      (i) A final judgment or order for the payment of money, the portion of which a creditworthy insurance company is not obligated to pay, shall exceed $100,000, shall be rendered against Borrower and within 30 days after entry thereof such judgment or order shall not have been discharged, satisfied or the execution thereof stayed pending appeal, or, within 30 days after the expiration of any such stay, such judgment or order shall not have been discharged or satisfied; or

      (j) Any Government Entity or judicial authority shall condemn, seize or appropriate all or a material part of the Collateral or all or substantially all of Borrower's assets and Borrower does not receive an award in compensation thereof or insurance payments with respect thereto within 120 days of such condemnation, seizure or appropriation; or

      (k) Lender shall be prevented by any order of any court obtained by or on behalf of Borrower or by any law from sending any notice permitted or required to commence a period during which Borrower may cure any Default or Event of Default hereunder; or

      (l) There should be a materially adverse change in the financial quality of the Lender Receivables with respect to any Advance, or Borrower's or Winsauer's financial condition; or

      (m) Any Loan Document shall cease to be in full force and effect, the validity or enforceability of any Loan Document shall be contested by any party thereto, or any party thereto shall deny that it has any or further liability under any Loan Document; or

      (n) Any Interim Receivable has not been financed by the Line of Credit within 15 Business Days of Borrower's acquisition of such Interim Receivables, unless such Interim Receivable has been the subject of a Disposition; or

      (o) An Event of Default shall have occurred under the WC Loan Documents.

      THEN, and in any such event, (i) Lender may, at its option, by notice to Borrower, declare the entire unpaid principal amount of any or all Advances and Notes, all interest accrued and unpaid thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Loan Amount and the Notes, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that if an event described in subsection (g) of this Section 7.01 shall occur, the result which would otherwise occur only upon giving of notice by Lender to Borrower as specified in clause (i) above shall occur automatically, without the giving of any such notice; and (ii) Lender may immediately, and whether or not the actions referred to in the preceding clause (i) have been taken, exercise any or all of Lender's rights and remedies under the Loan Documents, including the rights of a secured party pursuant to the UCC.

      Section 7.02. No Waiver; Cumulative Remedies.

      No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement or in any other Loan Document are cumulative and not exclusive of any remedies provided by law.

      Section 7.03. Right of Set-off.

      Upon the occurrence and during the continuance of any Event of Default, Lender hereby is authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all funds of Borrower at any time in the possession of or under the control of Lender and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower (or Guarantor Obligations of Guarantor) now or hereafter existing under this Agreement and the other Loan Documents, irrespective of whether Lender shall have made any demand under this Agreement or such other Loan Documents and although such Obligations or Guarantor Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application nor constitute a default by Lender of any of its obligations hereunder. The rights of Lender under this Section 7.03 are in addition to other rights and remedies (including, other rights of set-off) which Lender may have.

                                  ARTICLE VIII

                                 INDEMNIFICATION

      Section 8.01. Expenses.

      Borrower shall reimburse Lender for any reasonable costs and expenses incurred by Lender from time to time in connection with any Advance or any Interim Advance, including fees related to or associated with the Reserve Account, the Lender Accumulation Account, the Funding Account or any other bank account related to the transactions contemplated by the Loan Documents, UCC and other title search fees, and filing fees.

      Section 8.02. Enforcement Expenses.

      Borrower shall pay on demand all Losses, if any, of Lender (including reasonable outside counsel fees, allocated costs of internal counsel and disbursements for both) in connection with (i) the enforcement of this Agreement and the other Loan Documents and other documents delivered thereunder, including any out-of-court workout or in any bankruptcy case, and (ii) the preservation of and realization upon any of the Collateral, including Losses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained in this Agreement or the other Loan Documents.

      Section 8.03. Indemnity.

      Borrower hereby agrees to indemnify Lender and its directors, officers and employees from and hold each of them harmless against any and all Losses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding (regardless of whether Lender is a party thereto) related to the financing provided pursuant to this Agreement or any transaction effected or proposed to be effected by Borrower with the proceeds of the Line of Credit, including the reasonable fees and disbursements of counsel and allocated costs of internal counsel and other expenses incurred in connection with any such investigation, litigation or other proceeding (but excluding any such Losses incurred by reason of the negligence or wilful misconduct of the person to be indemnified) and, if and to the extent that the foregoing indemnification is for any reason held unenforceable, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of such Loss which is permissible under applicable law.

                                   ARTICLE IX

                                  GOVERNING LAW

      Section 9.01. Governing Law.

      This Agreement, the other Loan Documents, and all of the transactions contemplated thereby shall be governed by and construed in accordance with the laws of the State of Utah, without regard to any conflict of law rule which might result in the application of the laws of any other jurisdiction. Lender is a Utah corporation with its principal place of business and chief executive offices located at 201 South Main Street, Salt Lake City, Utah. A substantial part of the negotiations with respect to this Agreement were either conducted in Lender's office in Salt Lake City, Utah or shall be deemed to have been conducted in Lender's office in Salt Lake City, Utah. This Agreement and the other Loan Documents shall be deemed to have been executed in Lender's office in Salt Lake City, Utah, and the payment of all sums due under the Loan Documents and the performance of all other Obligations and Guarantor Obligations due to Lender shall be performed or deemed to be performed in Salt Lake City, Utah. Borrower, Guarantor and Lender have entered into this Agreement and the other Loan Documents in specific reliance upon Section 35.51 of the Texas Business and Commerce Code, and but for the ability of the parties hereto to agree that the law of Utah would govern the Loan Documents and transactions contemplated thereby, Lender would not have entered into the Loan Documents, nor would Lender have made any of the Advances.

      Section 9.02. Jurisdiction; Immunity.

      (a) Borrower hereby irrevocably consents that any legal action related in any way to this Agreement or any of the Loan Documents ("Proceeding") may be brought in any court of the State of Utah located in Salt Lake City or in the United States District Court for the District of Utah, Central Division, and by execution and delivery of this Agreement, Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of Utah located in Salt Lake City and of the United States District Court for the District of Utah, Central Division.

      (b) Any Proceeding may be brought or enforced against Borrower in any place where Borrower of any of its property may be found, and Borrower irrevocably submits to the jurisdiction of each such court in respect of any Proceeding.

      (c) Borrower hereby irrevocably designates and appoints Prentice Hall Corporation presently located at One Utah Center, 201 South Main #1800, Salt Lake City, UT, 84111, c/o Parsons Behle and Latimer, Attention Sherie Lamprecht (or its successors), as its agent for the service of process in Utah and agrees to consider any legal process or any demand or notice made or served on said agent as being made on it. The foregoing, however, shall not limit the right of Lender to serve process in any other manner permitted by law or to bring any legal action or proceeding to protect and enforce its rights either hereunder, or under the other Loan Documents or any other agreements, documents, instruments or otherwise or to obtain execution of judgment in any court of competent jurisdiction. Borrower hereby irrevocably waives any objection which Borrower may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement or any other Loan Document in the State of Utah and further irrevocably waives any claim that the State of Utah is not a convenient forum for any such suit, action or proceeding. To the extent that Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.01. Amendments and Waivers.

      Lender and Borrower may from time to time enter into a written amendment to any provision of this Agreement and the other Loan Documents, and Lender may from time to time execute and deliver to Borrower a written instrument waiving any provision of this Agreement or any other Loan Document or consenting to any departure by Borrower therefrom. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Borrower agrees to make any amendments to the Loan Documents requested by Lender in connection with an assignment or participation provided such amendment does not increase Borrower's financial obligations hereunder.

      Section 10.02. Notices.

      All notices and other communications provided for hereunder shall, unless otherwise provided herein, be in writing (including by telecopier or any other form of telecommunication) and sent or delivered by messenger, telecopier or overnight courier service, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall be effective when received as follows: if sent by hand delivery or overnight courier, upon delivery; and if sent by telecopier, upon receipt; provided, however, a copy of all notices sent by telecopier shall also be sent by overnight courier or first class mail.

      Section 10.03. Cooperation.

      (a) Borrower agrees to coordinate with Lender with respect to Borrower's seeking to obtain financing from other financing sources. Without the express prior written consent of Lender, Borrower shall not enter into any loan or financing agreement(s) (which are for or include financing similar to the financing provided by the Loan Documents) with any party with which Lender has notified Borrower that Lender is then discussing (or has discussed within the prior 6 months) an assignment of or participation with Lender in providing such financing, or a loan to Lender, where some portion or all the proceeds of which shall be used to fund one or more Advance.

      (b) Borrower agrees to cooperate fully and in utmost good faith with Lender with respect to Lender's search for additional funding capacity from third party financing sources to increase the Credit Limit.

      Section 10.04. Amended and Restated.

      This Agreement amends and restates that certain Amended and Restated Secured Revolving Credit Agreement dated as of July 31, 1995 between Borrower and Lender ("Prior Agreement") in its entirety. Effective as of the date hereof, the terms of this Agreement shall apply to all Advances made pursuant to the Prior Agreement. All provisions, terms, and conditions of the other Loan Documents shall remain in full force and effect, and this Agreement, as hereby amended, and the other Loan Documents are hereby confirmed and ratified in their entirety.

      Section 10.05. Replacement of Notes.

      Upon the loss, theft, destruction or mutilation of any Note and (i) in the case of loss, theft or destruction, upon receipt by Borrower of indemnity or security reasonably satisfactory to it (except that if the holder of that Note is Lender or any other financial institution of recognized responsibility, the holder's own agreement of indemnity shall be deemed to be satisfactory) or (ii) in the case of mutilation, upon surrender to Borrower of the mutilated Note; Borrower shall execute and deliver in lieu thereof a new Note, dated the date of the Note being replaced, in the same principal amount.

      Section 10.06. Survival.

      All representations, warranties, covenants and agreements of Borrower herein contained or made in writing in connection with this Agreement and the other Loan Documents shall survive the execution and delivery of this Agreement, and each Loan Document shall continue in full force and effect until the Advances and all other amounts payable under this Agreement and the other Loan Documents shall be paid in full and shall bind and inure to the benefit of the respective successors and assigns of Lender, Borrower and Guarantor including any holder of any Note.

      Section 10.07. No Partnership or Joint Venture.

      Nothing in this Agreement shall be deemed to cause Lender to be considered a partner of or joint venturer with Borrower.

      Section 10.08. Binding Effect.

      This Agreement shall become effective when it shall have been executed by Borrower and Lender and thereafter shall be binding upon, inure to the benefit of and be enforceable by Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender. Lender shall have the right to assign all or any portion of its rights and benefits hereunder and under the other Loan Documents, provided Lender retains the responsibility of administering the Line of Credit. Assignments hereunder shall become effective only upon delivery of notice thereof to Borrower. Upon the effectiveness of a permitted assignment hereunder, each reference in this Agreement to "Lender" shall be deemed to be a reference to the assignor and the assignee to the extent of their respective interests. Borrower shall, from time to time at the request of Lender, execute and deliver any documents that are necessary to give full force and effect to a permitted assignment hereunder, including one or more new Notes in exchange for any Note held by Lender. Lender shall be free at any time to sell participations in its interests hereunder.

      Section 10.09. Determinations by Lender.

      Each determination by Lender hereunder shall, in the absence of manifest error, be conclusive and binding on the parties.

      Section 10.10.  Entire Agreement.

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

      This Agreement and the other Loan Documents reflect the entire agreement between Lender and Borrower with respect to the matters set forth herein and therein.

      Section 10.11. Execution in Counterparts.

      This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      Section 10.12. Waiver of Jury.

      BORROWER AND LENDER IRREVOCABLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE ANY PROVISION OF THIS AGREEMENT, THE NOTE OR ANY OTHER LOAN DOCUMENT.

      Section 10.13. Usury.

      All agreements between Borrower and Lender are expressly limited so that in no contingency or event whatsoever, whether by reason of the making of any Advance, acceleration of maturity of the unpaid principal balance thereof or otherwise, shall the amount paid or agreed to be paid to Lender, or charged by Lender for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate permissible under any applicable usury laws. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any Note or any other Loan Document shall involve transcending the limit of validity prescribed by any law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity and, neither Borrower, Guarantor nor any other Person shall be obligated to pay any Excess Interest (as defined below). It is the intent of Borrower, Guarantor and Lender to at all times comply with the usury and other laws relating to this Agreement and the other Loan Documents, and any subsequent legislative revision, repeal or judicial interpretations of such laws. If at any time from any circumstance Lender shall ever receive, collect or apply as interest (or any amount which is determined to be interest) an amount which would exceed the highest lawful rate, such amount, which would be excessive interest (which amount shall hereinafter be referred to as "Excess Interest"), shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest; and if upon such application the principal balance due hereunder is paid in full, any remaining sum shall be paid to Borrower. In such event, the provisions of this Agreement and the other Loan Documents shall be immediately deemed reformed and the amounts collectible thereunder reduced without the necessity of the execution of any new document in order to comply with then applicable law in order to permit the recovery of the fullest amount of interest otherwise called for pursuant to such applicable laws. In determining whether or not the interest paid or payable under any specific circumstances is Excess Interest, Borrower or Lender shall to the maximum extent permitted under applicable law, amortize, prorate, compound, allocate and spread the total amount of interest throughout the entire term of the applicable Note or other Loan Document so that the amount or rate of interest charged for any and all periods of time during the term such Note or other Loan Document is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. However, if at any time the applicable laws are changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Agreement or in any other Loan Document to "applicable law" for purposes of determining the maximum interest or rate of interest that may be charged will be deemed to refer to such applicable aw as then amended to allow the greater amount or rate of interest. This provision shall control every other provision of all agreements between Borrower and Lender contemplated hereunder.

      Section 10.14.  No Broker.

      Borrower and Lender agree that Lender owes no fees to brokers or consultants in connection with the consummation of this Agreement, and that Borrower shall pay its own such fees so incurred. Borrower hereby agrees to indemnify and hold the Lender harmless from any and all liabilities and costs (including costs of counsel) to any person or entity claiming brokerage commissions or finder's fees on account of this Agreement.

      Section 10.15.  Severability.

      If one or more provisions contained in this Agreement or any other Loan Document to which Borrower is a party shall be invalid, illegal or unenforceable in any respect in any jurisdiction or with respect to any party, such invalidity, illegality or unenforceability in such jurisdiction or with respect to such party shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Agreement or any other Loan Document to which Borrower is a party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Salt Lake City, Utah by their respective officers or agents thereunto duly authorized, as of the date first above written.

BORROWER

AUTOBOND ACCEPTANCE CORPORATION,
a Texas corporation


By:___________________
Name:   William O.  Winsauer
Title:   President

301 Congress Avenue
9th Floor
Austin, TX 78701
Telephone: 512-472-8300
Telefax:   512-472-1548
Attention: William O. Winsauer

LENDER

SENTRY FINANCIAL CORPORATION,
a Utah corporation

By:__________________
Name:    Jonathan M. Ruga
Title:   Chief Executive Officer

One Utah Center
201 S. Main Street
Suite 1400
Salt Lake City, UT  84111-2215
Telephone: 801-596-9600
Telefax:   801-596-9630
Attention: General Counsel


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                                    EXHIBIT A

                            Form of Draw Down Notice

Date: ________________

SENTRY FINANCIAL CORPORATION
One Utah Center
201 South Main Street
Suite 1400
Salt Lake City, Utah   84111

      Re:   [Advance or Interim Advance] No. ____

Gentlemen:

We refer to that certain Second Amended and Restated Secured Revolving Credit Agreement dated as of July 31, 1995 ("Agreement") between AutoBond Acceptance Corporation, a Texas corporation ("Borrower") and Sentry Financial Corporation ("Lender") providing for loans to Borrower in an aggregate principal amount up to the Credit Limit at any one time outstanding. All terms defined in the Agreement and used but not defined herein have the meanings given to them in the Agreement.

Pursuant to Section 2.03 of the Agreement, Borrower hereby gives Lender notice that (1) Borrower irrevocably commits to borrow under the Agreement as an [Advance or Interim Advance] the aggregate principal amount of $________________ on ______________, 199___ ("Disbursement Date") and (2) the proceeds of the borrowing are to be credited to the Funding Account.

The Borrower hereby certifies that the representations and warranties made by it in the Agreement are true and correct as if made on and as of the date hereof. If any such representation or warranty ceases to be true and correct at and as of any time before the disbursement of the Loan on the Disbursement Date, Borrower will immediately give you notice to that effect.

Sincerely,

AUTOBOND ACCEPTANCE CORPORATION,
a Texas Corporation
By:____________________
Name:   William O.  Winsauer
Title:     President




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                                    EXHIBIT B

                                     Form of

                                     SECURED
                                 PROMISSORY NOTE

                      (Advance or Interim Advance No. ___)
$[          ]                                               ______________, 199_
                                                            Salt Lake City, Utah

      FOR VALUE RECEIVED, AUTOBOND ACCEPTANCE CORPORATION, a Texas corporation ("Borrower"), unconditionally promise to pay to SENTRY FINANCIAL CORPORATION, a Utah corporation ("Lender"), by wire transfer of immediately available funds in lawful money of the United States of America to Lender's Account No. 26029678 at First Interstate Bank of Utah, 3776 South Highland Drive, Salt Lake City, UT 84106, A.B.A. Routing No. 124000025 (801) 350-7251 or such other account as Lender or the holder hereof from time to time shall designate by notice to Borrower, the principal sum of[ DOLLARS] ($ ). Borrower further promises to make any mandatory prepayment required by the terms and provisions of the Second Amended and Restate Secured Revolving Credit Agreement dated as of July 31, 1995, between Borrower and Lender ("Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings give to such terms in the Loan Agreement. This Note evidences an [Advance or Interim Advance] made pursuant to the [Line of Credit or Interim Line of Credit].

      This Note is one of the Notes referred to in the Loan Agreement, is secured as provided in the Loan Agreement and is entitled to the benefits and is subject to the terms of the Loan Agreement and the other Loan Documents. All terms and conditions of the Loan Agreement are hereby incorporated herein and made a part hereof as if such terms and conditions were set forth herein.

      Borrower further promises to pay interest on the unpaid principal amount hereof from the date hereof until the maturity thereof (whether at stated maturity, by acceleration or otherwise) at a floating rate per annum calculated in accordance with Section 2.04 of the Loan Agreement. Interest and principal shall be payable pursuant to the terms and provisions of Article II of the Loan Agreement.

      The principal hereof may not be prepaid other than as expressly provided for in Section 2.05 of the Loan Agreement.

      Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

      In the event that any amount of principal hereof or interest hereon, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), Borrower promises to pay (in the case of interest on overdue interest, to the extent permitted by applicable law) interest on such unpaid principal or other unpaid amount for each day from the date such amount becomes due until the date such amount is paid in full, payable on demand, at an interest rate per annum equal to the Overdue Rate.

      All computations of interest in respect of this Note shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Interest shall continue to accrue on all sums outstanding hereunder through the date payment is received by Lender. Borrower shall make each payment hereunder without set-off or counterclaim.

      All amounts received on account of this Note shall be applied in the manner provided for in Section 2.11 of the Loan Agreement.


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      The Loan Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

      Borrower agrees to pay all costs and expenses (including reasonable counsel fees and disbursements and allocated costs of internal counsel) incurred by Lender in enforcing payment hereof.

      No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein or in any other Loan Document are cumulative and not exclusive of any remedies provided by law.

      If one or more provisions contained in this Note shall be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability in such jurisdiction shall, to the fullest extent permitted by applicable law, not invalidate or render illegal or unenforceable any such provision in any other jurisdiction or with respect to any other party, or any other provisions of this Note. This Note shall be binding upon the successors and assigns of Borrower.

      This Note shall be governed by and construed in accordance with the laws of the State of Utah, without regard to any conflict of law rule which might result in the application of the laws of any other jurisdiction. Borrower hereby irrevocably consents that any legal action related in any way to this Note ("Proceeding") may be brought in any court of the State of Utah located in Salt Lake City or in the United States District Court for the District of Utah, Central Division, and by execution and delivery of this Agreement, Borrower hereby irrevocably submits to the jurisdiction of the courts of the State of Utah located in Salt Lake City and of the United States District Court for the District of Utah, Central Division.


"BORROWER:"


AUTOBOND ACCEPTANCE CORPORATION,
a Texas corporation


By:______________________
Name:   William O.  Winsauer
Title:  President



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